UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 26, 2020

(Date of earliest event reported)

Invitae Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

1400 16th Street, San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	The New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 29, 2020, Kenneth D. Knight will be appointed Chief Operating Officer of Invitae Corporation (“Invitae”). Upon his appointment, Invitae’s current Chief Operating Officer, Lee Bendekgey, will fully transition to lead Invitae’s payer relations, policy and government affairs, regulatory and QA compliance functions.

Mr. Knight, age 60, most recently served as Vice President of transportation services at Amazon.com, Inc., a multinational and diversified technology company, from December 2019 to June 2020, and as Vice President of Amazon’s global delivery and fulfillment human resources from April 2016 to December 2019. Prior to his time at Amazon, from 2012 to March 2016, Mr. Knight served as general manager of material handling and underground business division at Caterpillar Inc., a manufacturer of machinery and equipment. Prior to that, Mr. Knight served in various capacities at General Motors Company, a vehicle manufacturer, for 27 years, including as executive director of global manufacturing engineering and as manufacturing general manager. Mr. Knight holds a B.S. in Electrical Engineering from the Georgia Institute of Technology and a Master of Business Administration from the Massachusetts Institute of Technology.

In connection with Mr. Knight’s appointment as Chief Operating Officer, Invitae and Mr. Knight entered into an offer letter dated June 1, 2020 (the “Offer Letter”), pursuant to which Mr. Knight will be entitled to receive an annual base salary of $500,000. Mr. Knight will be granted 250,000 restricted stock units (“RSUs”), which will vest in three equal annual installments on the anniversary of Mr. Knight’s start date. Within 30 days of his start date, Mr. Knight will be paid an additional $500,000 as a sign-on bonus, which is to be repaid if he resigns before the anniversary of his start date. Mr. Knight will be granted an additional 75,000 RSUs which will vest with respect to 50% of the common stock underlying the RSUs six months after his start date, and with respect to the remainder, twelve months after his start date. All RSU grants will be subject to the terms and conditions of the 2015 Stock Incentive Plan and the applicable stock award agreements, and will be subject to a registration statement on Form S-8 covering the shares of common stock underlying the RSUs being filed with the Securities and Exchange Commission (the “SEC”). These RSU grants are intended to be inducement awards under Rule 303A.08 of the New York Stock Exchange. Mr. Knight will also be eligible to participate in Invitae’s management incentive compensation plan starting in the first quarter of 2021, in addition to medical and other employee benefits programs. Mr. Knight’s employment will be on an “at will” basis.

The foregoing summary of the Offer Letter is qualified in its entirety by reference to the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with his appointment as Chief Operating Officer, Invitae expects to enter into its standard form of indemnification agreement with Mr. Knight. Mr. Knight has no family relationships with any of Invitae’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated June 1, 2020, between Invitae Corporation and Kenneth D. Knight.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITAE CORPORATION

Date: June 26, 2020	By:	/s/ Shelly D. Guyer
	Name:	Shelly D. Guyer
	Title:	Chief Financial Officer